Company Contact:
Iron Eagle Group, Inc.
Mr. Jason M. Shapiro, CFA, CPA, J.D.
Executive Vice President of Corporate Strategy
Phone : +1 (917) 969-4845
Email: jasons@ironeaglegroup.com
Website: www.ironeaglegroup.com

FOR IMMEDIATE RELEASE

Iron Eagle Group (IEAG) Announces Signing of Multiple Letters of Intent

New York, NY - July 30, 2010 - Iron Eagle Group, Inc. (OTCQB: IEAGD) today announced that it has executed multiple letter of intents (LOIs) to acquire high quality targets focused on infrastructure and commercial construction. In addition, Iron Eagle has negotiated and agreed to the terms of a definitive agreement to acquire a growing southeastern site development and excavation company. Iron Eagle expects the schedules to the definitive agreement to be completed shortly and will release additional details when the agreement has been finalized.

The total amount of revenues currently under the definitive agreement and LOIs with Iron Eagle represent approximately $50,000,000 and $10,000,000 of adjusted EBITDA for the twelve months ending December 2009 on a pro forma basis. These financial results are provided by the management of the selling companies and are subject to due diligence.

"The execution of the letters of intent validates the Iron Eagle business strategy," stated Michael Bovalino, Chief Executive Officer for Iron Eagle Group. He added: "We now have executed agreements that bring true critical mass to our Company, with profitable growing corporate assets providing a strong foundation for exceptional growth."

"We believe the companies under LOI have the ability to significantly benefit from Iron Eagle's construction, federal contracting, surety, and operations expertise," commented Jason Shapiro, Co-Founder, Director, and Executive Vice President of Corporate Strategy for Iron Eagle Group. He further added "This will facilitate additional growth leading to revenue and margin expansion."

The acquisitions are scheduled to close in the next 45-90 days. Due to confidentiality agreements, the names of the companies and terms of the
agreements have not been disclosed.   Note that there is no certainty
that Iron Eagle will actually close these acquisitions.

About Iron Eagle Group, Inc.
Iron Eagle provides construction and contracting services in both the commercial and government markets. Iron Eagle's management consists of experts in construction, government contracting, defense, finance, operations, and business development. Management has created a compelling strategic plan to capitalize on the large market opportunity created by the federal government's stimulus package as well as funds that are flowing down to the state level for projects throughout the United States. Through the public capital markets, Iron Eagle believes it will have the access to capital to support increased needs for construction surety bonds. By executing on its growth strategy, Iron Eagle can achieve significant growth through highly focused targeting of federal, state, and municipal construction projects.

For more information on the company, please visit the Company's website at www.ironeaglegroup.com.

Safe Harbor Statement
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned or required capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, the company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.
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